AMENDMENT NO. 4

TO

FACILITY AGREEMENT PROVIDING FOR A
SENIOR SECURED TERM LOAN
OF US$47,500,000

Dated June 20, 2011,

DRY BULK AMERICAS LTD.
and
DRY BULK AUSTRALIA LTD.
as Joint and Several Borrowers,

AND

The Banks and Financial Institutions listed on Schedule I thereto,

as Lenders,

AND

ING BANK N.V., LONDON BRANCH
as Facility Agent and as Security Trustee

AND

INTERNATIONAL SHIPHOLDING CORPORATION,
as Guarantor

Dated as of April 20, 2015

AMENDMENT NO, 4 TO LOAN AGREEMENT

THIS AMENDMENT NO. 4 TO LOAN AGREEMENT (this "Amendment") is dated as of April [16], 2015, by and among (1) DRY BULK AMERICAS LTD., a corporation organized and existing under the laws of the British Virgin Islands ("Dry Bulk Americas") and DRY BULK AUSTRALIA LTD., a corporation organized and existing under the laws of the British Virgin Islands ("Dry Bulk Australia"), as joint and several borrowers (the "Borrowers" and each a "Borrower"), (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor"), (3) the banks and financial institutions listed on Schedule I to the Facility Agreement (as defined below), as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Facility Agreement, as defined below, the "Lenders" and each a "Lender"), and (4) 1NG BANK NY., London branch, as facility agent (in such capacity, the "Security Trustee" and, together with the Facility Agent, the "Agents"), and amends and is supplemental to the Senior Secured Term Loan Facility Agreement dated as of June 20, 2011, entered into by and among the Borrowers, the Guarantor, the Lenders and the Agents, as amended by Amendment No. 1 thereto dated as of September 19, 2013, Amendment No. 2 thereto dated as of November 4, 2014 and Amendment No. 3 thereto dated as of November 17, 2014 (the "Original Agreement" and as further amended hereby, the "Facility Agreement").

WITNESSETH THAT:

WHEREAS, the Guarantor has informed the Creditors that the Guarantor intends to incur up to Fifteen Million United States Dollars (US$15,000,000) of additional Indebtedness (the "Additional Domestic Debt") for general corporate purposes, either under an existing credit facility or by a new credit facility pursuant to which the Guarantor would be a borrower, a co-borrower or a guarantor of the Additional Domestic Debt;

WHEREAS, the Guarantor has informed the Creditors that the Guarantor intends to refinance that certain Yen denominated term loan facility made to the Guarantor's subsidiary, East Gulf Shipholding, Inc. ("EGS") and guaranteed by the Guarantor by incurring indebtedness up to the principal amount of US$32,000,000 (the "Additional EGS Debt");

WHEREAS, the Guarantor has informed the Creditors that the covenant contained in Sections 9.2(m) of the Original Agreement will, absent a waiver from the Lenders, be breached upon (i) the incurrence of the Additional Domestic Debt by the Guarantor, as a borrower, a co-borrower or a guarantor and (ii) the incurrence and the related guarantee of the Additional EGS Debt;

WHEREAS, pursuant to that certain Senior Secured Term Loan Facility

Agreement dated as of August 2, 2010, entered into by and among EGS, as borrower, the Guarantor, the banks and financial institutions listed on Schedule I thereto (the "EGS Lenders"),

as lenders, and the Agents, as amended, supplemented or otherwise modified from time to time, the EGS Lenders made available to EGS a loan in the original principal amount of US$55,200,000 (the "ING/EGS Facility");

WHEREAS, the Guarantor has informed the Creditors that it is the intent of the Guarantor to cross-collateralize the Facility and the ING/EGS Facility in order to provide additional credit support to each such credit facility by having all collateral provided under each such credit facility secure the obligations under the other credit facility on a pari passu basis in a manner satisfactory to the Lenders (such transaction, the "Cross-Collateralization Transaction"); and

WHEREAS, the Security Parties and the Creditors have agreed, inter alia, to amend the Original Agreement as follows.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.Definitions. Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein.

2.Representations and Warranties. Each of the Security Parties hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Original Agreement and the Note (updated mutatis mutandis).

3.No Defaults. Each of the Security Parties hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

4.Performance of Covenants. Each of the Security Parties hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Note and the Security Documents on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, other than as waived hereby, so long as the Facility Agreement, as may be amended or supplemented from time to time, shall remain in effect.

5.Waiver/Consent. Subject to the Security Parties' continued compliance with the provisions contained herein and in the Facility Agreement, the Creditors hereby consent to the incurrence of the Additional Domestic Debt and the guarantee of the Additional EGS Debt by the Guarantor and waive any breach of Section 9.2(m) of the Facility Agreement solely in connection with the incurrence of Additional Domestic Debt and the guarantee of the Additional EGS Debt by the Guarantor. Based upon information provided to us in that request letter dated March 11, 2015, the Creditors, solely in connection with the transactions described herein, hereby waive compliance with any other provision contained in the Facility Agreement or the other Transaction Documents as may be necessary to give full effect to the waiver and consent set forth in this Section 5.

6.Final Documentation. The Security Parties shall provide to the Facility Agent copies of the final documentation in respect of the Additional Domestic Debt and the Additional EGS Debt no later than July 31, 2015. In respect of the Additional Domestic Debt, the Security Parties shall provide to the Facility Agent (i) copies of an executed term sheet and (ii) evidence of bank credit approvals which are subject only to documentation, in each case, no later than

June 30, 2015.

7.Amendments to the Original Agreement. Subject to the terms and conditions of this Amendment, the Original Agreement is hereby amended and supplemented as follows:

(a)All references to "this Agreement" shall be deemed to refer to the Original Agreement, as amended hereby;

(b)The following definitions shall be added to Section 1.1 of the Original Agreement in their respective alphabetical order:

'Cross Collateralization Transaction' shall mean the cross-collateralization of the Facility and the 1NG/EGS Facility in order to provide additional credit support to each such credit facility by having all collateral provided under each such credit facility secure the obligations under the other credit facility on a pari passu basis in a manner satisfactory to the Lenders;" and

"`ING/EGS Facility' shall mean that certain Senior Secured Term Loan Facility Agreement dated as of August 2, 2010, entered into by and among East Gulf Shipholding, Inc., as borrower, the Guarantor, as guarantor, the banks and fmancial institutions listed on Schedule I thereto, as lenders, and the Agents, as amended, supplemented or otherwise modified from time to time, pursuant to which the lenders thereto made available to East

Gulf Shipholding, Inc. a loan in the original principal amount of US$55,200,000;";

(c)The definition of "Required Percentage" in Section 1.1 shall be deleted in its entirety and replaced with the following:

"'Required Percentage' shall mean (i) one hundred thirty five percent (135%) from the Closing Date until June 20, 2013, (ii) one hundred forty percent (140%) from June 21, 2013 until June 20, 2014, (iii) one hundred forty five percent (145%) from June 21, 2014 through March 31, 2015, (iv) one hundred twenty five percent (125%) from April 1, 2015 through September 30, 2015, (iv) one hundred thirty percent (130%) from October 1, 2015 through March 31, 2016, (v) one hundred fifty percent (150%) from April 1, 2016 through June 20, 2017, and (vi) one hundred fifty five (155%) at all times thereafter;

(d)A new Section 8.1(q) is hereby inserted into the Original Agreement as follows:

"(q) Cross-Collateralization Transaction. The Cross-Collateralization Transaction has not been consummated in a manner and on terms and conditions satisfactory to the Lenders within 45 days after the date of "Amendment No. 4 to this Agreement"; and

(e)Section 9.3(a) of the Original Agreement is hereby amended and restated in its entirety as follows:

"(a) Consolidated Indebtedness to Consolidated EBITDAR Ratio. Maintain, on a consolidated basis, a ratio of Consolidated Indebtedness to Consolidated EBITDAR of not more than (i) 4.50 to 1.00 through the fiscal quarter ending June 30, 2015, (ii) 5.00 to 1.00 through the fiscal quarter ending December 31, 2015, (iii) 4.50 to 1.00 through the fiscal quarter ending March 31, 2016, and (iv) 4.25 to 1.00 at all times thereafter, provided that, in the event that one, but not both, of the Vessels under and as defined in the ING/EGS Facility is sold to a person or entity that is not a Subsidiary of the Guarantor, the Guarantor shall maintain after such sale, on a consolidated basis, a ratio of Consolidated Indebtedness to Consolidated EBITDAR of not more than (i) 4.50 to 1.00 through the fiscal quarter ending June 30, 2015, (ii) 4.75 to 1.00 through the fiscal quarter ending December 31, 2015, (iii) 4.50 to 1.00 through the fiscal quarter ending March 31, 2016 and (iv) 4.25 to 1.00 at all times thereafter;

provided further, that in the event that both Vessels under and as defined in the ING/EGS Facility are sold to a person or entity that is not a Subsidiary of the Guarantor, the Guarantor shall maintain after such sale, on a consolidated basis, a ratio of Consolidated Indebtedness to Consolidated EBITDAR of not more than 4.50 to 1.00 through the fiscal quarter ending March 31, 2016 and 4.25 to 1.00 at all times thereafter; provided still further, that in the event that both vessels under and as defined in the ING/EGS Facility are sold to a person or entity that is not a Subsidiary of the Guarantor and any other vessel owned by any Subsidiary of the Guarantor is sold to a person or entity that is not a Subsidiary of the Guarantor, and the ratio of Consolidated Indebtedness to Consolidated EBITDAR is equal to or less than 4.10 to 1.00, the Guarantor shall maintain, on a consolidated basis, a ratio of Consolidated Indebtedness to Consolidated EBITDAR of not more than 4.25 to 1.00 at all times thereafter, in each case, as measured at the end of each fiscal quarter of the Guarantor based on the four most recent fiscal quarters for which financial information is available.".

8.No Other Amendment. All other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

9.Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:

(a)This Amendment. The Borrowers and the Guarantor shall have duly executed and delivered this Amendment to the Facility Agent;

(b)Corporate Authority. The Facility Agent shall have received the following documents in form and substance satisfactory to the Facility Agent and its legal advisers:

i.copies, certified as true and complete by an officer of each of the Security Parties, of the resolutions of its board of directors and, with respect to the Borrowers, shareholders evidencing approval the transactions contemplated hereby and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

ii.certificate of the jurisdiction of incorporation of each Security Party as to good standing thereof, and

iii.a certificate signed by the Chairman, President, Chief Financial Officer, Vice President, Treasurer or Controller of each of the Security Parties to the effect that (A) no Default or Event of Default shall have occurred and be continuing, (B) the representations and warranties of such Security Party contained in the Original Agreement as amended hereby are true and correct as of the date of such certificate and (C) the copies of its certificate or articles of incorporation and by-laws or similar constituent documents thereof attached to its Certificate delivered in connection with its entering into Amendment No. 1 to the Facility Agreement have not been amended or rescinded and remain in full force and effect as of the day hereof.

(c)Legal Opinions. The Facility Agent shall have received such legal opinions as it shall reasonably require.

(d)Interest. Fees and Expenses Paid. The Facility Agent shall have received payment in full of all interest, fees and expenses (including reasonable legal fees) due under or in connection to the Original Agreement and this Amendment, including but not limited to a fee in the amount of 0.1% of the outstanding principal balance under the Facility, equal to US$26,246.00, payable to the Agent for distribution to the Lenders.

10.Other Documents. By the execution and delivery of this Amendment, the Security Parties and the Lenders hereby consent and agree that all references in the Note and the Security Documents to the Original Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment. By the execution and delivery of this Amendment, each of the Security Parties hereby consents and agrees that each of the Note and any other documents that has been executed in connection with the Original Agreement and each of the Security Parties' obligations under the Original Agreement shall remain in full force and effect notwithstanding the amendments contemplated hereby.

11.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

12.Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

13.Headings: Amendment. In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This Amendment cannot be amended other than by written agreement signed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by duly authorized representative on the day and year first above written.

DRY BULK AMREICAS LTD.,

AS BORROWER

BY: /s/ D.B.  DRAKE

NAME: D.B.DRAKE

TITLE: ATTORNEY IN FACT

DRY BULK AUSTRLIA LTD.,

AS BORROWER

BY: /s/ D.B. DRAKE

NAME: D.B.DRAKE

TITLE: ATTORNEY IN FACT

INTERNATIONAL SHIPHOLDING CORPORATION

AS GUARANTOR

BY: /s/ D.B. DRAKE

NAME: D.B. DRAKE

TITLE: VICE PRESIDENT AND TREASURER

ING BANK N. V., LONDON BRANCH

AS Facility Agent, Security Trustee and Lender

BY: /s/ A. BYRNE

NAME: ADAM BYRNE

TITLE: MANAGING DIRECTOR

BY: /s/ RORY HUSSEY

NAME: RORY HUSSEY

TITLE: MANAGEING DIRECTOR